February/March 2018 2017 Earnings Review & Business Outlook

Management Representatives 2 Dave Parker Director, Investor Relations Carl Chapman Chairman, President & CEO Susan Hardwick Exec. Vice President & CFO Vectren | Investor Presentation | February/March 2018

Forward-Looking Statements All statements other than statements of historical fact are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management and include such words as “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions intended to identify forward-looking statements. Vectren cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Vectren’s ability to control or estimate precisely and actual results could differ materially from those contained in this document. Forward-looking statements speak only as of the date on which our statement is made, and we assume no duty to update them. More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2017 annual report on Form 10-K filed on February 21, 2018. Vectren also uses non-GAAP measures to describe its financial results. More information can be found in the Appendix related to the use of such measures. Dave Parker – Director, Investor Relations d.parker@vectren.com 812-491-4135 3 Vectren | Investor Presentation | February/March 2018

2017 Review & Long-Term Outlook 1.2M Utility Customers Vectren Energy Delivery of Indiana– North (Gas) Vectren Energy Delivery of Indiana– South (Gas & Electric) Vectren Energy Delivery of Ohio (Gas) Vectren | Investor Presentation | February/March 2018 4

Consolidated 2017 Results 5 Vectren | Investor Presentation | February/March 2018 In millions, except per share amounts 2017 2016 2017 2016 Utility Group 53.6$ 51.3$ 175.8$ 173.6$ Nonutility Group Infrastructure Services (VISCO) 3.7 15.1 32.3 25.0 Energy Services (VESCO) 5.9 3.8 10.7 12.5 Other Businesses (1.5) (0.2) (1.9) (0.6) Nonutility Group 8.1 18.7 41.1 36.9 Corporate and Other (0.5) (0.4) (0.9) 1.1 Earnings 61.2$ 69.6$ 216.0$ 211.6$ Utility Group 0.65$ 0.62$ 2.12$ 2.10$ Nonutility Group 0.10 0.23 0.49 0.44 Corporate and Other (0.01) (0.01) (0.01) 0.01 EPS 0.74$ 0.84$ 2.60$ 2.55$ Weighted Avg Shares Outstanding 83.0 82.9 83.0 82.8 Ended Dec 31 Ended Dec 31 3 Months 12 Months

Highlights of a Successful 2017 6 VISCO Corp/ Other Nonutility Vectren 2017 vs. 2016 EPS Comparison $2.55 $2.60 $0.12 $0.09 ($0.14) ($0.02) 2016 Actual VESCO’s 179D benefit in 2016 Gas Infrastr. Invest. SABIC Lost Margin Weather/ Other 2017 Actual ($0.07) Vectren | Investor Presentation | February/March 2018 ($0.04) Gas Customer Margin $0.06 Continued Consistent Earnings Growth  Vectren consolidated 2017 EPS of $2.60 • 2017 EPS includes impact of tax benefit from revaluation of deferred taxes due to tax reform; results also reflect expense associated with multi-year funding of the Vectren Foundation  Utility EPS of $2.12, as expected • Earned overall allowed ROE for the 6th year in a row • Gas infrastructure investment continues to fuel EPS growth • SABIC lost margin due to transition to cogeneration as expected  Successful start to approved 7-year electric grid modernization plan  Record revenues for VISCO and VESCO  Dividend increased 7.1% in Nov. 2017; 58 consecutive years of increases $0.05 VESCO

Key Regulatory Initiatives Achieved

Execution Continues on our Utility Growth Strategies

✓ *Completed*
○ *In Progress*

Gas Infrastructure

- ✓ Work continues on ~$1.2 billion of approved IN/OH gas investments
- ✓ IN Commission approved our 7th semi-annual gas infrastructure filing

Grid Modernization

- ✓ Commission approved our 7-year grid modernization plan; supports ~$450M CapEx
- ✓ First semi-annual electric infrastr. filing approved

Generation Transition

- ✓ Final IRP comments rec'd; No significant issues
- ✓ RFP process completed
- ✓ Joint-ownership of 300MW unit with Alcoa extended through 2023
- ✓ CPCN filing for Generation Transition Plan made Feb 2018
- ○ Approval of CPCN & 50 MW universal solar – expected 1H2019

7 Vectren | Investor Presentation | February/March 2018

179D Initiating 2018 EPS Guidance of $2.80 - $2.90 8 2018 EPS Guidance 2017 Actual Utility $2.20 - $2.25 $2.12 Nonutility/Corp $0.60 - $0.65 $0.48 Consolidated $2.80 - $2.90 $2.60 Vectren | Investor Presentation | February/March 2018 Vectren 2017 EPS Bridge to Midpoint 2018E Utility Long-Term Targets Affirmed Consolidated EPS growth 6-8% Dividend growth 6-8% Consolidated payout ratio 60-65% Utility EPS growth 5-7% Note: Long-term EPS growth of approx. $0.06-0.10/yr. for Nonutility EPS Guidance Reflects Nearly 10% Growth Over 2017, Includes Nonutility Benefit From Lower Corporate Tax Rate $2.60 $2.85 ($0.04) $0.15 $0.11 2017 Actual Infrastructure Investment Power Plant Outages/ Maint. O&M Nonutility Benefit of Tax Reform 2018E Guidance Midpoint $2.90 - $2.92 1 1 Guidance excludes 179D retroactive tax benefit for 2017, expected to add ~$0.05 - $0.07 to 2018E; not currently expected to recur in subsequent years 1 1 Nonutility Growth $0.08 ($0.05) Extremely Unfavorable Construction Weather Nonutility $0.05 - $0.07 1 2018E Guidance Midpoint $2.85

9 Vectren | Investor Presentation | February/March 2018 Utility Long- Term Outlook

Transforming Our Utility… Diversify generation portfolio (IRP-driven) Improve system optionality/efficiencies Reduce carbon emissions by ~60% by 2024 (base year 2005) Generation Transition Further improve safety & reliability Reduce frequency & duration of outages Enhance customer experience, incl. AMI (AMI complete by end of 2018) Grid Modernization Continue to execute gas infrastructure upgrade and replacement plans Further improve safety & reliability Gas Infrastructure …for a Smart Energy Future Vectren | Investor Presentation | February/March 2018 10

Generation Transition Plan 11 Aging Fleet Replaced By Efficient, Clean and Diverse Energy Sources Vectren | Investor Presentation | February/March 2018 By 2024, carbon emissions to decline by 60% from 2005 levels as a result of Vectren’s proposed generation transition plan A total of 54 MWs of new renewable generation, continued energy efficiency efforts and retirement/exit of over 800 MWs of primarily coal-fired generation 90% 80% 99% 35% 0% 20% 40% 60% 80% 100% Sulfur Dioxide Nitrogen Oxide Particulate Matter Carbon Dioxide* Vectren’s Emissions Reductions 2005 2017 2024 CO2 Emission Reductions Proposed Generation Transition Plan 2024: Filed Generation Transition Plan 2018 2019 2020 2021 2022 2023 Add 4 MWs Solar and Battery Backup Retire 50 MWs Nat Gas Gen Add 50 MWs Universal Solar Retire 20 MWs Nat Gas Gen Culley 3 Retrofit Complete Exit Warrick 4 JV, 150 MWs Coal Gen Retire 580 MWs Coal Gen Add 800-900 MW CC Nat Gas Gen Energy Efficiency *3-year average reduction (2015-2017) vs. 2005

Generation Transition Plan - New Plant 12 Vectren | Investor Presentation | February/March 2018 Key Activities CPCN for Electric Supply Needs Filed w/ IN Commission Feb. 20, 2018 Application for 50 MW of Universal Solar Filed ~1H 2018 Order for CPCN ~1H 2019 Preliminary Details, Expected Regulatory Timing Order for 50 MW of Universal Solar ~1H 2019 800-900 MW Combined-Cycle Natural Gas Plant (self-build, Vectren-owned) • Cost of ~$900 million, including new natural gas pipeline to serve the plant • Construction begins late 2019, in service by MISO capacity year or mid-year 2023 • Location: site of our current A.B. Brown power plant, Posey County in SW Indiana Additional 50 MW of Universal Solar Generation (3rd party build, Vectren-owned) • Cost of ~$75 million • Construction begins in 1H2019, in-service by mid-year 2020 • Location: Vectren service territory in SW Indiana • Adds to 4 MW of universal solar expected to be in service in 2018 Generation Transition Hearings w/ IN Commission Q3 2018 Other Parties Likely to File Testimony w/ IN Commission Q2 2018

Base rate case expected to be filed in 2020 as required at end of 7-year infrastructure plan Last Base Rate Case Decision: • South – Aug. 2007; Allowed ROE 10.15% • North – Feb. 2008; Allowed ROE 10.2% Estimated Rate Base (12/31/2017) • South - $0.3B • North - $1.3B Indiana Gas Utilities Indiana Electric Utility Ohio Gas Utility 13 Base rate case expected to be filed in 2023 as required at end of 7-year infrastructure plan Last Base Rate Case Decision: May 2011; Allowed ROE: 10.4% Estimated Rate Base (12/31/2017): $1.4B Base rate case pre-filing notice filed Feb. 21, 2018; coincides with end of 5-year extension of the Distribution Replacement Rider (DRR) • Extension of DRR • Tax Reform benefit returned to customers • Other rate base additions; cost of service review Last Base Rate Case Decision: Jan. 2009; Currently allowed ROE: 10.6% (Black box settlement) Rate Base (12/31/2017): $0.6B Vectren | Investor Presentation | February/March 2018 Regulatory Activity Planned in the Future Ohio Base Rate Case Pre-Filing Notice Filed Feb. 21 Other Shared Assets & FERC Estimated plant balance for Utility Shared Assets (12/31/2017): $0.2B Estimated FERC Electric Transmission Rate Base (12/31/2017): $0.1B Note: Estimated Rate Base amounts reflect net investment since last rate case decisions

Natural Gas, $3.8B Utility Shared, $0.3B Electric T&D, $1.1B Generation, $1.3B 10-Year CapEx of $6.5B Significant Utility CapEx Drives Earnings Accelerated Rate Base Growth Enhances Long- and Short-Term EPS Performance 2017 2027E Utility Shared Electric Gas $3.9B $7.1B 10-Yr Rate Base CAGR: ~6% Rate base CAGR of ~6% over the next 10 years; foundation for 5-7% EPS growth • Natural Gas ~7%, Electric ~5% Vectren | Investor Presentation | February/March 2018 14

Expected Utility EPS CAGR of 5-7% Driven by 10-Year Investment Plans for Gas & Electric Businesses of $6.5 Billion Generation Transition: ~$1.3 billion of CapEx (‘18-’27) Gas Infrastructure: ~$3.8 billion of CapEx (‘18-’27) Electric Grid Modernization: ~$1.1 billion of CapEx (’18-’27) Smart Energy Future – 10-Year CapEx Plan Overview $ in millions 5-Yr Total 10-Yr Total Utility C p Ex* 2017A 2018E 2019E 2020E 2021E 2022E 2018E-2022E 2018E-2027E Gas Utiliti s 391$ 365$ 335$ 340$ 395$ 410$ 1,845$ 3,815$ Electric Utility 105 180 220 180 300 450 1,330 2,350 U ility Shared Assets & Other 58 45 40 40 40 65 230 385 Utility onsolidated 554$ 590$ 595$ 560$ 735$ 925$ 3,405$ 6,550$ CapEx Recovered via Mechanisms/Deferral 75% 75% Summary of Electric Investments (incl. in table above) Electric Grid Modernization 560$ 1,100$ Generation Transition 770 1,250 Total Electric 1,330$ 2,350$ Forecast 10-Year Utility CapEx Plan Aligns with Extended Regulatory & Strategic Planning Horizon 15 Vectren | Investor Presentation | February/March 2018

Financing Utility Investment

Majority of Utility CapEx Funded by Cash from Operations

- Financing plan reflects sound regulatory approach and contemplates any needed long-term debt and equity at the utilities
  - Continuing to evaluate the use of equity forwards for public issuances timed with rate cases
- Significant cash flow from operations, enhanced by timely recovery on a significant portion of CapEx
  - Tax reform reduces utility cash from operations, but additional cash available from nonutility to help fund utility CapEx
- Long history of high investment-grade credit ratings
  - Current S&P rating of A- (VVC), Moody's rating of A2 (VUHI); Both stable
    - Vectren not included in Moody's recent ratings/outlook downgrades
- Utility funds ~85-90% of Vectren's dividend; Continue to target utility payout of 70%


5-Year Expectations ('18-'22)
Utility Funded Dividends $0.7B
CapEx $3.4B
Nonutility cash flow $100 - $300M
Incremental* Debt $1.0 – 1.2B
Utility FFO $1.8 - $2.2B
Uses
Sources
* Incremental debt excludes refinanced debt

16 Vectren | Investor Presentation | February/March 2018

Expected Impact of Tax Reform: Utility expected to pass tax savings on to customers; statewide proceedings have begun in IN and OH Elimination of bonus depreciation and lower tax rate reduces utility cash flow from operations, as anticipated Expect nonutility EPS benefit ~$0.11 in 2018 as a result of lower effective corporate tax rate; 21% from 35% Given competitive nature of the businesses, need further clarity on level of higher VISCO/VESCO earnings due to lower tax rate and if sustainable in the long term Marginal impact to previously announced five-year Cap Ex financing plans • Modest increase in long-term debt need • Lower utility cash flow from operations due to lower revenue related to lower taxes collected from customers • Higher cash flow from nonutility operations from lower tax rate helps offset lower utility cash flow No change to long-term growth targets; opportunity for upside as impact of tax reform settles in competitive nonutility businesses Tax Cuts and Jobs Act of 2017 No Change to Long-Term Outlook Currently 17 Vectren | Investor Presentation | February/March 2018

18 Vectren | Investor Presentation | February/March 2018 Nonutility Infrastructure Services (VISCO) Performance Contracting Sustainable Infrastructure Projects Energy Services (VESCO) Distribution Pipeline Construction Transmission Pipeline Construction Nonutility Results & 2018 Outlook

$130 $200 $260 $282 $330 2014 2015 2016 2017 2018E In millions 2017 Nonutility Results  VISCO 2017 EPS of $0.39 – up $0.09 compared to 2016 • Improved results were driven by a pick up in large transmission project activity – Record revenues driven by Distribution growth and pipeline projects  VESCO 2017 EPS of $0.13 – up ~$0.05 from 2016, excl. 179D benefit in 2016 • Record revenues and continued strong margins in 2017 drove record operating results; earnings down slightly due to expiration of 179D tax deductions in 2016 • Sales funnel of ~$430M at 12/31/17 remains high, positioned well for revenue growth in 2018 • New contract signings in 2017 were below expectations as some signings slipped into early 2018 19 VESCO Revenues Solid Year of Results for VISCO and VESCO Vectren | Investor Presentation | February/March 2018 $421 $664 $784 $779 $843 $813 $996 5% 10% 15% 20% 25% 30% $- $200 $400 $600 $800 $1,000 $1,200 2011 2012 2013 2014 2015 2016 2017 Gross Margin % Gross Revenue – (millions) VISCO Revenue/GM Trend

VISCO 2018 Outlook Strong backlog of approx. $725M expected to lead to strong revenue performance in 2018; backlog the same as one year ago even without a large pipeline project Distribution construction activity continues to accelerate driven by gas utility pipe replacement programs Transmission construction market continues to improve; some recovery of gross margins expected over time as activity picks up Expect to Surpass $1B in Revenue in 2018; Steady Growth from Distribution and Transmission Vectren | Investor Presentation | February/March 2018 20 2,500 3,000 3,500 4,000 4,500 2012 2013 2014 2015 2016 2017 VISCO Employee Count (at peak) $535 $625 $665 $725 $725 Q4 '13 Q4 '14 Q4 '15 Q4 '16 Q4 '17 In millions VISCO Backlog

VESCO 2018 Outlook Expecting strong results across most markets & geographic regions in 2018 Early 2018 new contract signings are off to a good start after slowness in closing projects in 2017 In Feb. 2018, 179D tax deductions were extended for one year retroactively for 2017 (expired in 2016); estimated ~$0.05-$0.07 of EPS benefit in 2018 related to 2017; while efforts continue to extend 179D benefit into the future, excluded 179D from 2018 guidance and growth targets Long-term performance contracting and sustainable infrastructure opportunities remain strong • Expect growing demand from VESCO’s customers in the areas of energy efficiency, energy security, and sustainable infrastructure, including renewable energy VESCO Poised for Solid Revenue Growth Again in 2018 21 Vectren | Investor Presentation | February/March 2018 City of Bloomington, IN (Example Project - Public Sector) $13.3M solar installation project includes 5MW of solar panels across the City including facilities for Public Works, Parks and Recreation, and Utilities. Project will increase the City’s solar capacity by sevenfold to produce 14% of the government’s electricity use and over 9% of the City’s overall energy consumption. The City’s carbon footprint will be reduced by 4,700 metric tons of carbon dioxide annually.

Closing Remarks

Long History of Dividend Stability and Growth 23 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2014 - 2017 CAGR: 5.4% 2000 - 2013 CAGR: 2.9% Annualized dividend increased 7.1% to $1.80 per share in Nov. 2017 Dividend Increased 7.1% in November 2017 58 Consecutive Years of Dividend Increases Vectren | Investor Presentation | February/March 2018

Long Track Record of Utility Growth  Regulatory execution  Well-managed capex growth  Focus on customer bills  Solid cash flow and credit metrics  Culture of continuous improvement / cost control $248 $263 $351 $399 $497 $554 10.1% 10.0% 10.2% 10.7% 11.0% 10.5% 2012 2013 2014 2015 2016 2017 Utility CapEx & Earned ROE Consistent Earnings Growth While Earning our Allowed ROE $1.50 $1.68 $1.72 $1.80 $1.95 $2.10 $2.12 2011 2012 2013 2014 2015 2016 2017 Utility EPS 6-Year CAGR of 6% $ in millions 24 Vectren | Investor Presentation | February/March 2018

Long History of Consistent Growth and Execution $1.73 $1.94 $2.12 $2.28 $2.39 $2.55 $2.60 9.8% 10.6% 11.3% 11.9% 12.0% 12.3% 12.0% 2011 2012 2013* 2014* 2015 2016 2017 * Excludes ProLiance in 2013 & Coal Mining in 2014 - years of disposition Vectren EPS and Earned ROE 6-Year EPS CAGR of 7% 164% 117% 108% 91% 81% Vectren VVC Peers S&P 500 Dow Utilities S&P 500 Utilities 5-Year Total Return Comparison As of 12/31/2017 VVC 5-Year CAGR of 21% Vectren | Investor Presentation | February/March 2018 25 Vectren Achieved 5-Year Total Shareholder Return of 164% Recognized in 2017 as a Top Long-Term Investment Among EEI Peers L ng-Term Targets Affirmed Consolidated EPS growth 6-8% Dividend growth 6-8% Consolidated payout ratio 60-65% Utility EPS growth 5-7% Note: Long-term EPS growth of approx. $0.06-0.10/yr. for Nonutility

Key drivers of long-term EPS growth expectations of 6-8%: Utility infrastructure investments continue to grow earnings; generation investments to come Steady VISCO Distribution growth; Transmission recovery continues VESCO growth focused on energy efficiency/security and renewables/clean energy Continue to control costs through performance management and strategic sourcing Potential upside to long-term EPS growth if nonutility group retains some benefit from lower tax rate Long-Term Outlook Remains Strong Long Cycle of Infrastructure Spend in the U.S. will Drive Growth Across All of Vectren’s Businesses 26 Vectren | Investor Presentation | February/March 2018 1 Guidance excludes 179D retroactive tax benefit for 2017, expected to add ~$0.05 - $0.07 to 2018E Vectren 2017 EPS Bridge to Midpoint 2018E Utility $2.60 $2.85 ($0.04) $0.15 $0.11 2017 Actual Infrastructure Investment Power Plant Outages/ Maint. O&M Nonutility Benefit of Tax Reform 2018E Guidance Midpoint $2.90 - $2.92 1 Nonutility Growth $0.08 ($0.05) Extremely Unfavorable Construction Weather Nonutility $0.05 - $0.07 1 2018E Guidance Midpoint $2.85

Appendix

Q4 2017 Results and Highlights 28 VISCO Other Nonutility Vectren Q4 EPS Comparison $0.84 $0.74 $0.01 ($0.13) ($0.03) $0.05 Q4 2016 Actual VESCO incl. 179D expiration in 2016 Gas Infra. Invest. SABIC Lost Margin O&M/ Other Q4 2017 Actual Vectren | Investor Presentation | February/March 2018 ($0.02) Vectren Q4 consolidated EPS of $0.74 • Utility EPS of $0.65, up $0.03 compared to Q4 2016 – Gas infrastructure investment (+$0.01); cost control efforts, weather, incentive compensation and other (all total +$0.05); and, as expected, SABIC margin lost due to cogeneration (-$0.03) • Nonutility EPS of $0.10 declined by $0.13 compared to Q4 2016 as expected, reflecting large pipeline project in Q4 2016 – Tax benefit from revaluation of nonutility operations’ deferred taxes offset by nonutility share of funding the Vectren Foundation $0.02 Appendix

Utility Metrics 29 Vectren | Investor Presentation | February/March 2018 Appendix $ in millions 2017 (1) 2016 2017 (1) 2016 Gross Margin 251.7$ 248.0$ 939.3$ 927.5$ O&M - Non-Pass thru 67.7 68.7 282.3 277.9 O&M - Pass thru 14.9 14.1 52.4 55.7 Depreciation & Amortization 60.1 56.3 234.5 219.1 Other Taxes 15.8 15.4 55.9 58.3 Interest 19.1 17.5 72.6 69.7 Other Income 7.4 6.4 30.6 26.3 Income Taxes 27.9 31.1 96.4 99.5 Net Income 53.6 51.3 175.8 173.6 Earnings Per Share 0.65$ 0.62$ 2.12$ 2.10$ Footnote: 1) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation Ended Dec 31 3 Months 12 Months Ended Dec 31

Utility Metrics 30 Vectren | Investor Presentation | February/March 2018 Appendix Long-term customer growth expectations: Gas, 0.5-1.0%; Electric, 0.5% Continue to control costs through continuous improvement efforts  Targeting long-term CAGR of <1% for non-pass-thru O&M  Some annual variability, including planned electric generation maintenance and performance- based compensation 2018E (1) Guidance $ in millions Midpoint 2017 (2) 2016 2015 2014 2013 Gross Margin 932$ 939$ 928$ 901$ 899$ 868$ O&M - Non-Pass thru 287 282$ 278$ 279$ 293$ 285$ O&M - Pass thru 68 52$ 56$ 60$ 62$ 48$ Depreciation & Amortization 247 235$ 219$ 209$ 203$ 196$ Other Taxes 65 56$ 58$ 57$ 60$ 57$ Interest 83 73$ 70$ 66$ 67$ 65$ Other Income 40 31$ 26$ 19$ 17$ 10$ Income Taxes 37 96$ 99$ 88$ 83$ 85$ Net Income 185 176$ 174$ 161$ 148$ 142$ Earnings Per Share 2.23$ 2.12$ 2.10$ 1.95$ 1.80$ 1.72$ Footnotes: 1) 2018 guidance reflects the lower corporate income tax rate 2) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation

Favorable Utility Environments Constructive Regulatory and Legislative Environments in Indiana & Ohio Support Required Capital Investment Electric IN-South IN-North Ohio IN-South Infrastructure Investment Recovery (1)     Infrastructure Recovery of Federal Mandates Under SB 251    Environmental CapEx Recovery Under SB 29  Non-DRR CapEx Deferral Under House Bill 95  Decoupling or Lost Margin Recovery    Margin Straight Fixed Variable Rate Design  Normal Temperature Adjustment   Gas Cost and Fuel Cost Recovery     Unaccounted for Gas    Costs Bad Debt Expense    DSM/Energy Efficiency/MISO Transmission Costs    DRR: Distribution Replacement Rider DSM: Demand Side Management (1) Under SB 560 in Indiana; Under DRR in Ohio Gas 31 Vectren | Investor Presentation | February/March 2018 Appendix

Appendix

State Utility Commissioners

Constructive Regulatory Environments

Indiana Utility Regulatory Commission (IURC)

- Five commissioners
- Appointed by Governor
- Four-year terms
- Commission Rating
  - Strong (S&P)
  - Average (SNL)

Public Utilities Commission of Ohio (PUCO)

- Five commissioners
- Appointed by Governor
- Five-year terms
- Commission Rating*
  - Strong (S&P)
  - Average (SNL)

** Vectren is gas-only in OH; SNL rating may be lower due to competitive electric market in OH*

Commissioner	Party	First Appointed	Term Ends
Jim Huston, interim chair	R	Sept. 2014	Mar. 2021
Angela Weber	R	Mar. 2014	Mar. 2018
David Ziegner	D	Aug. 1990	Apr. 2019
Sarah Freeman	D	Sept. 2016	Jan. 2022
Vacant			

Commissioner	Party	First Appointed	Term Ends
Asim Haque, chair	I	Jun. 2013	Apr. 2021
Beth Trombold	I	Feb. 2013	Apr. 2018
Thomas Johnson	R	Apr. 2014	Apr. 2019
Lawrence Friedeman	D	Feb. 2017	Apr. 2020
Daniel Conway	R	Feb. 2017	Apr. 2022

32 Vectren | Investor Presentation | February/March 2018

Electric Generation Review 33 Environmental & Sustainability Renewable Energy Key Pollution Controls Landfill Gas – 3.2 MW, Blackfoot Clean Energy Facility in Winslow, IN (‘09) Wind energy – up to 80 MW, purchased under two 20-year contracts through Benton County, IN wind farms (‘10) Voluntary clean power plan standard in Ind. of 10% by 2025 100% scrubbed for sulfur dioxide (SO2) 90% controlled for nitrogen oxide (NOx) Mercury (Hg) emissions reduced to meet requirements Particulate matter removed at average of 99% efficiency 90% 80% 99% 35% 0% 20% 40% 60% 80% 100% Sulfur Dioxide Nitrogen Oxide Particulate Matter Carbon Dioxide* Vectren’s Emissions Reductions (SO2) (NOX) (CO2) * 3-year average reduction (2015-2017) vs. 2005 Electric Supply Sources Coal-fired base load – 5 units totaling 1,000 MW (95% of ’17 gen.) Renewables (wind PPA and landfill gas) – 83 MW (nearly 5% of ’17 gen.) Gas-fired peaking turbines – 6 units totaling 245 MW (<1% of ’17 gen.) Vectren | Investor Presentation | February/March 2018 Appendix

A.B. Brown 1 A.B. Brown 2 F.B. Culley 2 F.B. Culley 3 Warrick 4* Year of Installation 1979 1986 1966 1973 1970 MW 245 245 90 270 150 10-Yr Net Capacity Factor (2008-17) 53.9% 57.4% 27.8% 62.2% 70.0% 2017 Avg. Heat Rate (BTU/kWh) 11,576 11,007 12,662 10,549 10,896 Pollution Controls SO2 Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization NOx Selective catalytic reduction Selective catalytic reduction Low NOx Burner Selective catalytic reduction Selective catalytic reduction Particulate Matter Fabric Filter Electrostatic precipitator Electrostatic precipitator Fabric Filter Electrostatic precipitator MATS Injection Injection Injection Injection Injection SO3 Injection Injection N/A Injection Injection Coal-Fired Generation * 50% ownership of 300 MW with Alcoa Current Portfolio 34 Vectren | Investor Presentation | February/March 2018 Appendix

Infrastructure Services (VISCO) Metrics 35 Vectren | Investor Presentation | February/March 2018 Appendix $ in millions 2017 (2) 2016 2017 (2) 2016 Gross Revenue 231.4$ 247.7$ 996.1$ 813.3$ Gross Margin % 9.5% 16.5% 13.0% 14.0% EBITDA (1) 15.5$ 36.5$ 102.8$ 93.6$ Depreciation & Amortization 9.9$ 9.7$ 39.7$ 38.2$ Earnings From Operations (1) 6.2$ 27.4$ 66.0$ 56.2$ Interest 3.3$ 3.0$ 13.1$ 12.5$ Net Income (1) 3.7$ 15.1$ 32.3$ 25.0$ Earnings Per Share (1) 0.05$ 0.18$ 0.39$ 0.30$ Ending Backlog 725$ 725$ Footnotes: 1) After allocations 2) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation Ended Dec 31 3 Months 12 Months Ended Dec 31

Appendix

Infrastructure Services (VISCO)

Metrics (5)

$ in millions	2018E (4) Guidance Midpoint	2017 (3)	2016	2015	2014	2013	2012	2011 (5)	2010
Gross Revenue	$ 1,005	$996.1	$813.3	$843.3	$779.0	$783.5	$663.6	$421.3	$235.6
Gross Margin %	13.5%	13.0%	14.0%	14.5%	17.5%	18.0%	18.0%	14.0%	9.0%
EBITDA (1)	$ 115	$102.8	$ 93.6	$109.2	$118.6	$122.0	$ 98.2	$ 47.9	$ 17.8
Depreciation & Amortization (2)	$ 40	$ 39.7	$ 38.2	$ 44.5	$ 36.2	$ 28.8	$ 20.7	$ 14.9	$ 8.8
Earnings From Operations (1)	$ 76	$ 66.0	$ 56.2	$ 67.1	$ 82.6	$ 92.8	$ 77.8	$ 36.6	$ 9.7
Interest	$ 12	$ 13.1	$ 12.5	$ 15.3	$ 10.2	$ 9.9	$ 7.4	$ 7.2	$ 3.2
Net Income (1)	$ 45	$ 32.3	$ 25.0	$ 29.7	$ 43.1	$ 49.0	$ 40.5	$ 14.9	$ 3.1
Earnings Per Share (1)	**$ 0.54**	**$ 0.39**	**$ 0.30**	**$ 0.36**	**$ 0.52**	**$ 0.60**	**$ 0.49**	**$ 0.18**	**$ 0.04**
Ending Backlog		$ 725	$ 725	$ 665	$ 625	$ 535	$ 380	N/A	N/A
Blanket		*$ 480*	*$ 435*	*$ 475*	*$ 500*	*$ 460*	*$ 280*		
Bid		*$ 245*	*$ 290*	*$ 190*	*$ 125*	*$ 75*	*$ 100*		

Footnotes:
1) After allocations
2) Lower D&A beginning in 2016 due to adjustments of depreciable lives; lower D&A is being reflected in bidding
3) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation
4) 2018 guidance reflects the lower corporate income tax rate
5) Acquired Minnesota Limited, Inc. March 31, 2011; multi-year metrics provided to show impact of MLI acquisition

36 Vectren | Investor Presentation | February/March 2018

Infrastructure Services (VISCO) Pipeline construction and maintenance in natural gas, oil, and liquids industry President – Ted Crowe, 39 years industry experience Seasoned management team Geographic focus: Midwest, Northeast and Northern US Primary construction services – mainline and gathering pipeline; compressor stations; pump stations; terminal work; tank farms; pipeline maintenance; hydrostatic testing Minnesota Limited Transmission Miller Pipeline Distribution Miller Pipeline Water/Wastewater 37 Business Profile Pipeline construction and maintenance in natural gas distribution industry President – Kevin Miller, 41 years industry experience Seasoned management team Geographic focus: Midwest, Southern, Eastern and Western US Primary construction services – new mains and services; replacement mains and services; external and internal joint repair; vacuum excavation and horizontal directional drilling Pipeline construction and repair in water and wastewater pipeline markets President – Chris Schuler, 31 years industry experience Seasoned management team Geographic focus: Midwest and Southern US Primary services – water pipeline construction; wastewater rehab utilizing cured in place pipe, fold in form pipe; internal joint repair and horizontal directional drilling Appendix Vectren | Investor Presentation | February/March 2018

Infrastructure Services (VISCO) General Description of Types of Customer Contracts for Infrastructure Services  Infrastructure Services operates primarily under two types of contracts – blanket contracts and bid contracts. Blanket contracts are ones which a customer is not committed to specific volumes of services, but where we have been or expect to be chosen to perform work needed by a customer in a given time frame (typically awarded on a yearly basis). Bid contracts are ones which a customer will commit to a specific service to be performed for a specific price, whether in total for a project or on a per unit basis (e.g., per dig or per foot). General Description of Backlog for Infrastructure Services  For blanket work, backlog represents an estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months on existing contracts or contracts we reasonably expect to be renewed or awarded based upon recent history or discussions with customers.  For bid work, backlog represents the value remaining on contracts awarded or that we reasonably expect to be awarded, but are not yet completed.  While there is a reasonable basis to estimate backlog, there can be no assurance as to our customers’ eventual demand for our services each year or, therefore, the accuracy of our estimate of backlog. Backlog for Infrastructure Services estimated as follows:  For blanket work, estimated backlog as of 12/31/17 was $480 million compared to $435 million at 12/31/16. The estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months is multiplied by 80% to factor in such unknowns as weather and potential budgetary restrictions of customers.  For bid work, estimated backlog as of 12/31/17 is $245 million compared to $290 million at 12/31/16.  Total estimated backlog as of 12/31/17: $725 million compared to $725 million at 12/31/16. Estimated Backlog Appendix 38 Vectren | Investor Presentation | February/March 2018

Energy Services (VESCO) 39 Metrics Vectren | Investor Presentation | February/March 2018 Appendix $ in millions 2017 (4) 2016 2017 (4) 2016 Revenue 88.7$ 68.2$ 281.8$ 260.0$ Gross Margin as % of Revenue 25% 25% 24% 24% EBITDA (1) 8.8$ 1.3$ 15.1$ 13.3$ Interest -$ 0.4$ 0.5$ 1.8$ 179D Tax Deductions (2) -$ 2.9$ -$ 5.5$ Net Income (1) 5.9$ 3.8$ 10.7$ 12.5$ Earnings Per Share (1) 0.07$ 0.05$ 0.13$ 0.15$ EPS excluding 179D (1) 0.07$ 0.01$ 0.13$ 0.08$ Ending Backlog (3) 180$ 234$ New Contracts (3) 83$ 113$ 201$ 239$ Footnotes: 3) Represents signed construction contracts; does not include multi-year O&M agreements 2) Net income impact to VESCO, net of related expenses; EPS impact to VESCO of approx. $0.07 per share in 2016, net of related expenses (no impact in 2017 - 179D tax law expired in 2016); EPS impact in 2016 at VVC consolidated level of approx. $0.05, net of compensation-related costs 4) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation 1) After allocations 12 Months Ended Dec 31 3 Months Ended Dec 31

Appendix

Energy Services (VESCO)

Metrics

$ in millions	2018E [5] Guidance Midpoint	2017 [4]	2016	2015	2014	2013
Revenue	$ 330	$ 281.8	$ 260.0	$ 199.9	$ 129.8	$ 91.3
Gross Margin as % of Revenue	22%	24%	24%	22%	24%	27%
EBITDA [1]	$ 16	$ 15.1	$ 13.3	$ 3.5	$ (5.9)	$ (8.7)
Interest	$ 1	$ 0.5	$ 1.8	$ 1.2	$ 1.2	$ 0.5
179D Tax Deductions [2]	$ -	$ -	$ 5.5	$ 6.1	$ 3.7	$ 6.4
Net Income / (Loss) [1]	$ 10	$ 10.7	$ 12.5	$ 7.3	$ (3.2)	$ 1.0
Earnings Per Share [1]	**$ 0.12**	**$ 0.13**	**$ 0.15**	**$ 0.09**	**$ (0.04)**	**$ 0.01**
Ending Backlog [3]	$ 175	$ 180	$ 234	$ 226	$ 144	$ 72
New Contracts [3]	$ 300	$ 201	$ 239	$ 258	$ 189	$ 86

Footnotes:

1) After allocations

2) Net income impact to VESCO, net of related expenses; EPSimpact to VESCO of approx. $0.07 per share in 2016, net of related expenses; EPS impact in 2016 at VVC consolidated level of approx. $0.05, net of compensation-related costs;179D tax law expired in 2016, but in Feb. '18 was retroactively extended one year thru 2017; expect 2018E EPS at VVC level, net of related expenses, to benefit ~$0.05-$0.07 from the extension; excluded from 2018 guidance metrics since not currently expected to recur in subsequent years

3) Represents signed construction contracts; does not include multi-year O&M agreements

4) 2017 results exclude benefit from revaluation of deferred income taxes and charge related to funding of Vectren Foundation

5) 2018 guidance reflects the lower corporate income tax rate

40 Vectren | Investor Presentation | February/March 2018

Energy Services (VESCO) Performance Contracting Sustainable Infrastructure Operations & Maintenance 41 Business Profile Appendix Vectren | Investor Presentation | February/March 2018 Public & Federal Sectors  Design and construction of efficiency projects where savings are used to finance the improvements  Excess savings often used to fund deferred maintenance projects  Solid reputation among customers for innovative solutions and quality work Key Drivers  Aging infrastructure  Need to reduce operating costs  Lack of capital budgets  Escalating electricity prices  Sustainability initiatives  Strong public policy support  Efficiency is the cheapest resource Public, Private and Federal Sectors  Design and construction of larger scale capital projects  Combined heat and power (CHP)  Anaerobic digesters, landfill gas and other renewable energy projects  Compressed natural gas (CNG) transportation fuel infrastructure Key Drivers  Prospect of increasing electric rates and stable natural gas prices  Desire for control of energy prices  Electric grid reliability concerns  Increasing environmental regulations (air, water, organic waste)  Advances in technology (microgrids, renewables, and storage)  Corporate and institutional sustainability initiatives Public & Federal Sectors  Focus on plants and projects built by VESCO – currently 13 locations; five under construction  Steam, electricity, chilled water and power conditioning  Accounts for approximately 20% of VESCO’s work force  Contributes $25M - $30M of revenue annually; some recent large projects will add to this total in coming years Key Drivers  Customer convenience and risk reduction (focus on core business)  VESCO reduces risks associated with any savings or operations guarantees  Attractive recurring revenue stream  Fed projects often require long-term operations & maintenance agreements

42 Vectren | Investor Presentation | February/March 2018 Tax Cuts and Jobs Act of 2017 Summary of Impacts to 2017 Results – GAAP to Non-GAAP Reconciliation Appendix (In millions, except EPS) GAAP Measure Deferred Tax Revaluation (Gain) / Loss Operating Expense Charge Non-GAAP Measure Consolidated Net Income 216.0$ (45.3)$ 45.3$ 216.0$ Basic EPS 2.60$ (0.55)$ 0.55$ 2.60$ Utility Group Net Income 175.8$ (23.2)$ 23.2$ 175.8$ Basic EPS 2.12$ (0.28)$ 0.28$ 2.12$ Utility Group Segments Gas Utility - Net Income 115.5$ (27.3)$ -$ 88.2$ Electric Utility - Net Income 75.2$ -$ -$ 75.2$ Other Utility Operations - Net Income (14.9)$ 4.1$ 23.2$ 12.4$ Nonutility Group Net Income 41.1$ (22.3)$ 22.1$ 40.9$ Basic EPS 0.49$ (0.27)$ 0.27$ 0.49$ Corp & Other Net Income (0.9)$ 0.2$ -$ (0.7)$ Basic EPS (0.01)$ -$ -$ (0.01)$ Other Operating Expense Consolidated 1,115.9$ -$ (69.7)$ 1,046.2$ Utility Group 370.4$ -$ (35.7)$ 334.7$ Income Tax Expense Consolidated 46.4$ 45.3$ 24.4$ 116.1$ Utility Group 60.7$ 23.2$ 12.5$ 96.4$ Nonutility Group (13.5)$ 22.3$ 11.9$ 20.7$ Corp & Other (0.8)$ (0.2)$ -$ (1.0)$ Twelve Months Ended December 31, 2017

Use of Non-GAAP Performance Measures and Per Share Measures 43 Contribution to Vectren's EPS Per share earnings contributions of the Utility Group, Nonutility Group and Corporate and Other are presented and are non-GAAP measures. Such per share amounts are based on the earnings contribution of each group included in the Company’s consolidated results divided by the Company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups; instead they represent a direct equity interest in the Company's assets and liabilities as a whole. These non-GAAP measures are used by management to evaluate the performance of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the Company’s basic average shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled to the GAAP financial measure of basic EPS by combining the two. Any resulting differences are attributable to results from Corporate and Other operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. Vectren | Investor Presentation | February/March 2018 Appendix